EXHIBIT 1.3

Industry Canada		Industrie Canada

Certificate of Amendment		Certificat de modification

Canada Business Corporations Act		Loi canadienne sur les sociétés par actions

ADHEREX TECHNOLOGIES INC.		352144-3

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de Ia Loi canadienne sur les sociétés par actions, conformément à l’avis ci joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de Ia Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci jointes.

“Signed”	September 18, 1998 / le 18 septembre 1998

Director – Directeur	Date of Amendment - Date de modification

CANADA BUSINESS CORPORATIONS ACT	LOI RÉGISSANT LES SOCIETES PAR ACTIONS DE RÉGIME FÉDÉRAL

FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLE 27 OU 177)

1. Name of corporation - Dénomination de la société	2. Corporation No. - N° de la société

3521443 CANADA INC.	3521443

3. The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionné ci-dessus sont modifiés de la façon suivante:

TO CHANGE THE NAME OF THE CORPORATION TO: ADHEREX TECHNOLOGIES INC.

Date September 11, 1998	Signature “signed”	Title – Titre President and Director
FOR DEPARTMENTAL USE ONLY – À L’USAGE DU MINISTERE SEULMENT Filed – Déposée September 23, 1998